EXHIBIT 4.2





                            INVESTOR RIGHTS AGREEMENT

                            Dated as of June 30, 1999

                                  By and Among

                              FIRSTCOM CORPORATION

                                       and

                                   SFG-N INC.

                                       and

                              PATRICIO E. NORTHLAND

                                       and

                               DOUGLAS G. GEIB II

                            INVESTOR RIGHTS AGREEMENT

                  INVESTOR RIGHTS AGREEMENT dated as of June 30, 1999 by and among FIRSTCOM CORPORATION, a Texas corporation (the "Company"), SFG-N INC., a Delaware corporation (the "Investor"), Patricio E. Northland ("Northland") and Douglas G. Geib II ("Geib").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the terms of a Securities Purchase Agreement dated as of the date hereof between the Company and the Investor (the "Securities Purchase Agreement"), the Investor desires to subscribe for, and the Company desires to issue, 1,250,000 shares of Series A Convertible Preferred Stock, par value $ 0.001 per share (the "Preferred Stock"), of the Company which shall constitute 100% of the issued and outstanding Preferred Stock of the Company; and

                  WHEREAS, on or prior to the execution and delivery of this Agreement and the Securities Purchase Agreement, the Company shall have filed with the Secretary of State of the State of Texas, a certificate of designation setting forth the rights and obligations relating to the Preferred Stock (the "Certificate of Designation") including without limitation, provisions relating to the conversion of the Preferred Stock into the Common Stock, par value $0.001 per share (the "Common Stock"), of the Company; and

                  WHEREAS, the Parties hereto believe it to be in their best interests to set forth their rights and obligations in connection with the transfer or public offering of the Preferred Stock or any shares of Common Stock into which the Preferred Stock is converted or any Common Stock issued pursuant to the terms of this Agreement (the "Converted Common Stock") and certain other matters relating to the investment by the Investor in the Company.

                  NOW, THEREFORE, IT IS AGREED:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

                  ss. 1.1. DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Additional Shares" has the meaning given to it in Section
5.3.

                  "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof, from time to time.

                  "Board" means the Board of Directors of the Company.

                  "Board Observer" has the meaning given to it in Section 6.1.

                  "Certificate of Designation" has the meaning given to it in the second recital clause.

                  "Closing Date" has the meaning given to it in the Securities Purchase Agreement.

                  "Commission" means, at any time, the Securities and Exchange Commission or any other Federal agency then administering the Securities Act and other Federal securities laws.

                  "Common Stock" has the meaning given to it in the second recital clause.

                  "Common Stock Percentage" means that percentage of the Common Stock of the Company which is held by the Investor (or would be held by the Investor if the Preferred Stock was converted into Common Stock) immediately prior to the issue, sale or exchange of the Offered Securities, all determined on the basis that all convertible or exchangeable securities (including the Preferred Stock) shall be deemed to be converted and/or exchanged, all warrants, options and similar securities shall be deemed to be exercised and all other obligations of any type to issue Common Stock or securities convertible or exercisable into Common Stock shall be deemed to have been performed in accordance with their terms (it being understood that to the extent any such convertible or exchangeable securities or warrants, options or similar securities have any type of floating conversion ratio or floating exercise price, then for purposes of determining the amount of Common Stock which would be issued upon the conversion, exchange or exercise thereof, the conversion or exercise price shall be deemed to be the lowest such conversion or exercise price resulting in the maximum number of securities which may be issued).

                  "Company" has the meaning given to it in the preamble to this Agreement.

                  "Converted Common Stock" has the meaning given to it in the third recital clause.

                  "Excluded Securities" has the meaning given to it in Section 3.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Final Registration Date" means March 31, 2000, unless (i) a Strategic Investment is consummated prior to March 31, 2000 and (ii) the Preferred Shares have not been converted to Converted Common Shares before December 31, 1999, in which case the Final Registration Date means August 31, 2000.

                  "Geib" has the meaning given to it in the preamble to this Agreement.

                  "Incidental Registration" has the meaning set forth in Section 4.3(a) of this Agreement.

                  "Investor" has the meaning given to it in the preamble to this Agreement.

                  "LAIF" means AIG-GE Capital Latin American Infrastructure Fund L.P.

                  "NASDAQ" means the National Association of Securities Dealers, Inc. Automatic Quotation System.

                  "Northland" has the meaning given to it in the preamble to this Agreement.

                  "Notice of Acceptance" has the meaning given to it in Section 2.1(b).

                  "Offer" has the meaning given to it in Section 2.1(a).

                  "Offer Period" has the meaning given to it in Section 2.1(a).

                  "Offered Securities" means (A) shares of Common Stock, (B) shares of Preferred Stock (C) any other equity security of the Company, (D) any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company or has an equity kicker or other participation rights, (E) any security of the Company that is a combination of debt and equity or (F) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company; provided that Offered Securities shall not include
(i) any security that is issued in a public offering that is registered under the Securities Act, (ii) any Common Stock or options to acquire shares of Common Stock granted pursuant to incentive plans approved by the Board to employees, directors or consultants of the Company or any security issued upon exercise of any such options or (iii) the Teleductos Common Stock.

                  "Original Issue Date" has the meaning given to it in the Certificate of Designation.

                  "Over-Subscribing Tag-Along Stockholders" has the meaning given to it in Section 5.3.

                  "Participation Notice" has the meaning given to it in Section 6.4(b).

                  "Party" means a party to this Agreement and any references to a Party includes its heirs, executors, administrators, successors and permitted assigns.

                  "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "Private Transaction" shall mean the sale, transfer or exchange of shares in a transaction other than (i) a public offering of shares or (ii) on a national securities exchange or through NASDAQ, whether pursuant to Rule 144 of the Securities Act or otherwise.

                  "Preferred Stock" has the meaning given to it in the first recital clause.

                  "Registrable Securities" means (i) the Converted Common Stock and (ii) any securities issued or issuable with respect to the Converted Common Stock by way of conversion,

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exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities shall have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act.

"Registration" means the Shelf Registration and each Incidental Registration.

                  "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Article IV, inclusive, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depositary Trust Company, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company and reasonable fees and expenses of one counsel (excluding local counsel) for holders of Registrable Securities (other than fees and expenses of counsel in connection with an Incidental Registration), selected by the holders of a majority of the Registrable Securities to be included in such Registration; but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Securities Purchase Agreement" has the meaning given to it in the first recital clause.

                  "Series A Conversion Price" has the meaning given to it in the Certificate of Designation.

                  "Shelf Registration" has the meaning set forth in Section 4.2(a) of this Agreement.

                  "Strategic Investment" has the meaning given to it in the Certificate of Designation.

                  "Strategic Investment Date" has the meaning given to it in
Section 6.4(a).

                  "Strategic Investment Notice" has the meaning given to it in
Section 6.4(a).

                  "Subsidiaries" has the meaning given to it in the Securities Purchase Agreement.

                  "Tag-Along Allotment" has the meaning given to it in Section 5.1.

                  "Tag-Along Notice" has the meaning given to it in Section 5.3.

                  "Tag-Along Rights" has the meaning given to it in Section 5.2.

                  "Tag-Along Sale" has the meaning given to it in Section 5.1.

                  "Tag-Along Sale Date" has the meaning given to it in Section 5.2.

                  "Tag-Along Sale Notice" has the meaning given to it in Section 5.2.

                  "Tag-Along Stockholders" has the meaning given to it in
Section 5.1.

                  "Teleductos Common Stock" means the Common Stock issuable upon the conversion of the indebtedness evidenced by promissory notes issued to the stockholders of Teleductos Occidente, Ltda. in connection with the acquisition of such company.

                  "25% Holder" has the meaning given to it in the Certificate of Designation.

                                   ARTICLE II
                                 PURCHASE RIGHTS
                                 ---------------

                  ss. 2.1. PURCHASE RIGHTS. (a) Subject to Section 2.2, the Company shall not issue, sell or exchange, or agree to issue, sell or exchange, any Offered Securities unless the Company shall have first offered to sell to the Investor such amount of Offered Securities required to enable the Investor to maintain the Investor's Common Stock Percentage, at a price and on such other terms as shall have been specified by the Company in writing delivered to the Investor (the "Offer"), which Offer by its terms shall remain open for a period of 45 business days from the date it is delivered by the Company (the "Offer Period").

                  (b) Notice of the Investor's intention to accept, in whole or in part, an Offer shall be evidenced by a writing signed by the Investor and delivered to the Company prior to the end of the Offer Period, setting forth such portion of the Offered Securities as such Investor elects to purchase (the "Notice of Acceptance"). Within 30 days after receipt by the Company of such Notice of Acceptance, the Company shall sell and the Investor shall purchase the Offered Securities in respect of which such Investor's Notice of Acceptance was delivered, upon the terms and conditions of the Offer; provided, however, that the Investor shall not be required to purchase any Offered Securities prior to the consummation of the issue, sale or exchange of the Offered Securities giving rise to the rights in Section 2.1(a).

                  (c) In the event the Company materially amends the terms of the Offer at any time, the Offer Period shall be extended for a period of not less than 10 business days.

                  (d) In the event that a Notice of Acceptance is not given by the Investor in respect of all the Offered Securities, the Company shall have 90 days from the expiration of the Offer Period to sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given to any other Person(s), but only upon terms and conditions which are no more favorable to such other Person(s) or less favorable, in the aggregate, to the Company than those set forth in the Offer.

                  (e) In each case, any Offered Securities not purchased by the Investor in accordance with this Section 2.1 or by other Persons in accordance with Section 2.1(d) may not be sold or otherwise disposed of until they are again offered to the Investor under the procedures specified in this Section 2.1.

                  ss. 2.2. DURATION OF PURCHASE RIGHTS. The rights of the Investor set forth in Section 2.1 shall not apply to any Strategic Investment consummated within nine months of the Closing Date. The rights of the Investor set forth in Section 2.1 shall expire upon the fifth anniversary of the Closing Date; provided, however, that nothing in this Section 2.2 shall prejudice the right of the Investor to deliver a Notice of Acceptance with respect to, and purchase any Offered Securities in connection with, an Offer delivered prior to such date.

                                   ARTICLE III
                              ANTI-DILUTION RIGHTS
                              --------------------

                  ss. 3.1. ANTI-DILUTION RIGHTS. (a) Subject to Section 3.2, if the Company issues shares of Common Stock for a consideration per share less than the Series A Conversion Price as determined prior to such issuance, regardless of whether Preferred Stock is outstanding or not, the Company shall issue additional shares of Common Stock to the holders of Converted Common Stock in an amount equal to the Adjustment Amount for each share of Common Stock held by the Investor in accordance with the following formula:

                                 A =    T    - 1
                                      -----
                                      O + P
                                          -
                                          M

where:

        A          =       the Adjustment Amount.

        O          =       the number of shares of Common Stock outstanding
                           immediately prior to the issuance of such additional shares of Common Stock.

        P          =       the aggregate consideration received for the issuance
                           of such additional shares of Common Stock.

        M          =       the Series A Conversion Price.

        T          =       the number of shares of Common Stock outstanding
                           immediately after the issuance of such additional shares of Common Stock.

                  The Adjustment Amount shall be determined and shares of Common Stock shall be issued successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  This Section 3.1(a) does not apply to any of the following issuances: (i) the issuance of Common Stock upon the conversion, exercise or exchange of any security convertible into or exercisable or exchangeable for shares of Common Stock and any right, option or warrant to purchase shares of Common Stock, outstanding on the date hereof or for which an issuance of shares of Common Stock has been made pursuant to this Agreement; or (ii) the issuance of such shares of Common Stock to employees, managers or directors of, or consultants to, the Company pursuant to a plan adopted by the Board in good faith including options and shares of Common Stock issued upon the exercise of options or warrants hereafter issued to such Persons pursuant to any such plan; or (iii) the issuance of Common Stock to a Strategic Investor in connection with a Strategic Investment within nine months after the Original Issue Date; provided that the average daily closing or last sale price per share of Common Stock for the ninety (90) days immediately following such Strategic Investment, as reported on a national securities exchange or NASDAQ, is greater than or equal to $9.00 (the securities referred to in clauses (i), (ii) and (iii) being referred to collectively as "Excluded Securities").

                  (b) Subject to Section 3.2, if the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Series A Conversion Price as determined on the date of and immediately prior to such issuance, regardless of whether Preferred Stock is outstanding or not, on the date of issuance of such securities, the Company shall issue additional shares of Common Stock to the holders of Converted Common Stock in an amount equal to the Adjustment Amount for each share of Common Stock held by the Investor shall be determined in accordance with the following formula:

                             A    =   O +   D  - 1
                                      -------
                                      O +   P
                                            -
                                            M

where:

        A          =       the Adjustment Amount.

        O          =       the number of shares of Common Stock outstanding
                           immediately prior to the issuance of such securities.

        P          =       the sum of the aggregate consideration received for
                           the issuance of such securities and the aggregate minimum consideration receivable by the Company for issuance of Common Stock upon conversion or in exchange for, or upon exercise of, such securities.

        M          =       the Series A Conversion Price

        D          =       the maximum number of shares of Common Stock
                           deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

                  The Adjustment Amount shall be determined and shares of Common Stock shall be issued successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  This Section 3.1(b) does not apply to the Excluded Securities.

                  ss. 3.2. LIMITS ON ANTI-DILUTION RIGHTS. Notwithstanding anything to the contrary, the provisions of Section 3.1 shall not apply on or after the fifth anniversary of the Original Issue Date.

                  ss. 3.3. CONSIDERATION RECEIVED. For purposes of any computation respecting consideration received pursuant to this Article 3 the manner of determination set forth in Subsection 5(d)(ii) of the Certificate of Designation shall be followed.

                  ss. 3.4. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional shares of Common Stock in connection with any Adjustment Amount. All shares of Common Stock held of record by the holders of Converted Common Stock shall be taken into account in determining the number of full shares of Common Stock which shall be issuable to the holders of Converted Common Stock in connection with the Adjustment Amount. If any fraction of a share of Common Stock would, except for the provisions of this Section 3.4, be issuable to the holders of Converted Common Stock, the Company shall pay an amount in cash equal to the fair market value of a share of Common Stock (as determined in good faith by the Board), multiplied by such fraction, or issue a full share of Common Stock in lieu thereof.

                                   ARTICLE IV
                        PUBLIC OFFERING; PUBLIC OFFERING
                      PIGGYBACK RIGHTS; REGISTRATION RIGHTS
                      -------------------------------------

                  ss. 4.1. NO PUBLIC SALE. (a) The Investor shall not sell any Preferred Stock or Converted Common Stock on any national securities exchange or through NASDAQ other than in compliance with Section 4.2 or 4.3 for a period of one year from the Closing Date.

                  (b) Until the later of the first anniversary of the Closing Date and the date that the Shelf Registration becomes effective, neither Northland nor Geib will, either directly or indirectly, sell an amount of Common Stock exceeding in the aggregate the number of shares of Common Stock that such individuals would be able to sell assuming, for such purpose, that (i) the shares of Common Stock owned by either Northland and Geib were "restricted" securities within the meaning of Rule 144(a)(3) of the Securities Act and (ii) each of Northland and Geib were subject to the volume limitations governing the sale by "affiliates" within the meaning of Rule 144(e) of the Securities Act; PROVIDED, HOWEVER, that until the later of the first anniversary of the Closing Date and the date that the Shelf Registration becomes effective each of Northland and Geib shall continue to hold 30% or more of their respective Common Stock holdings as of the Closing Date (assuming, for purposes of calculating such percentage, that all warrants, options and similar securities held by either Northland or Geib shall be deemed to be exercised).

                  ss. 4.2. SHELF REGISTRATION. (a) OBLIGATION TO FILE AND MAINTAIN. On or prior to the Final Registration Date, the Company shall file a registration statement covering all of the Registrable Securities and which shall include a number of shares of Common Stock issuable upon the conversion of all of the shares of Preferred Stock issued on a continuous or delayed basis in the future (the "Shelf Registration"). The Shelf Registration shall be amended from time to time to include a number of shares of Common Stock sufficient to include all shares of Common Stock issuable upon exercise or conversion of all Preferred Stock. The Shelf Registration shall be on an appropriate form and such Registration and any form of prospectus included therein or prospectus supplement relating thereto shall reflect such plan of distribution or method of sale as the holders of Registrable Securities may from time to time notify the Company, including (I) the sale of some or all of the Registrable Securities in a public offering or, (II) if requested by any holder of Registrable Securities, subject to receipt by the Company of such information (including information relating to purchasers) as the Company reasonably may require, (i) a transaction constituting an offering outside the United States which is exempt from the registration requirements of the Securities Act in which any holder of Registrable Securities undertakes to effect registration after the completion of such offering in order to permit such shares to be freely tradable in the United States, (ii) a transaction constituting a private placement under Section 4(2) of the Securities Act in connection with which any holder of Registrable Securities undertakes to effect a registration after the conclusion of such placement to permit such shares to be freely tradable by the purchasers thereof, or (iii) a transaction under Rule 144A of the Securities Act in connection with which any holder of Registrable Securities undertakes to effect a registration after the conclusion of such transaction to permit such shares to be freely tradable by the purchasers thereof.

                  (b) TIME FOR FILING AND EFFECTIVENESS. The Company shall use its best efforts to cause the Shelf Registration referred to in Section 4.2(a) to become effective as promptly as practicable after filing thereon. The Company shall keep the Shelf Registration filed pursuant to this Section 4.2 continuously effective until all Registrable Securities have been sold or until, at the request of the Company, counsel to the Company advises that all Registrable Securities may be freely resold by the holders thereof without registration. During the period during which the Shelf Registration is effective, the Company shall supplement or make amendments to the Shelf Registration, if required by the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, or if requested by the holder of Registrable Securities or an underwriter of Registrable Securities, including to reflect any specific plan of distribution or method of sale, and shall use its best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

                  (c) BLACK-OUT PERIODS OF THE HOLDERS OF REGISTRABLE SECURITIES. Notwithstanding anything herein to the contrary, (i) the Company shall have the right from time to time to require any holder of Registrable Securities not to sell Registrable Securities pursuant to any Shelf Registration or to suspend the effectiveness thereof during the period starting with the date 30 days prior to the Company's good faith estimate, as certified in writing by an executive officer of the Company to the holders of Registrable Securities, of the proposed date of filing of a registration statement or a preliminary prospectus supplement relating to an underwritten public offering of equity securities of the Company for the account of the Company, and ending on the date 120 days following the delivery of such estimate and (ii) the Company shall be entitled to require the holders of Registrable Securities not to sell Registrable Securities pursuant to any Shelf Registration or to suspend the effectiveness thereof (but not for a period exceeding 90 days) if the Company determines, based on the opinion of legal counsel, that such offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries because public disclosure thereof would be required prior to the time such disclosure might otherwise be required. In any event, the Company shall not be entitled to exercise the rights granted to the Company pursuant to this Section 4.2(c) more than once in any one year period.

                  (d) BLACK-OUT PERIODS OF THE COMPANY. Subject to the conditions of this Section 4.2(d), each holder of Registrable Securities shall have the right to require the Company not to sell, and to use its best efforts to cause any employee, director, agent or representative, who is also a holder of common equity securities or securities convertible into common equity securities of the Company not to sell, any equity securities of the Company or any securities convertible into equity securities of the Company under any registration statement or prospectus supplement, or to suspend the effectiveness thereof, during the period starting with the date 30 days prior to such holders' good faith estimate, as certified in writing by an executive officer of such holder to the Company, of the proposed date of filing of a preliminary prospectus supplement relating to a Shelf Registration filed pursuant to Section 4.2(a), pertaining to an underwritten offering of Registrable Securities, and ending on the date 90 days following the date of filing of the final prospectus supplement, but in no event on a date later than 90 days following the date of filing of the preliminary prospectus supplement.

                  (e) PRIORITY ON SHELF REGISTRATIONS. If the managing underwriter for any underwritten offering contemplated by this Section 4.2 shall advise the Company in writing that, in such underwriter's opinion, the amount of securities requested to be included in such Shelf Registration would adversely affect the offering and sale (including pricing) of such securities then the Company will include in such Shelf Registration, the number of securities that the Company is so advised can be sold in such offering, in the following priority:

                  (i) first, all Registrable Securities requested to be sold pursuant to this Section 4.2;

                  (ii) second, securities proposed to be sold by the Company for its own account; and

                  (iii) third, any other securities requested to be included in such Registration in such manner as the Company may determine.

                  (f) NOTICE. The Company shall give each holder of Registrable Securities prompt notice in the event that the Company has suspended sales of Registrable Securities under Section 4.2(c).

                  (g) SELECTION OF UNDERWRITERS. Any and all underwriters or other agents involved in any sale of Registrable Securities pursuant to a Shelf Registration shall include one or more underwriting firms of nationally recognized standing selected by the Company which underwriting firms must be reasonably satisfactory to the Investor in its sole discretion.

                  (h) EXPENSES. All Registration Expenses incurred in connection with any Shelf Registration shall be borne by the Company.

                  ss. 4.3. INCIDENTAL REGISTRATIONS. (a) NOTIFICATION AND INCLUSION. If the Company proposes to register for its own account or the account of any other securityholder, any equity securities of the Company or any securities convertible into equity securities of the Company under the Securities Act (other than pursuant to a registration on Form S-4 or Form S-8 or any similar form or in connection with a proposal to register the Teleductos Common Stock within 60 days of the Closing Date), the Company shall, at each such time after the date hereof, promptly give notice to each holder of Registrable Securities (the "Company Notice") of such registration and of such holder's rights under this Section 4.3(a). Upon the written request of any holder of Registrable Securities given within 10 business days after receipt of a Company Notice by such holder of Registrable Securities, the Company shall include in such proposed registration such Registrable Securities as such holders shall request and shall use its best efforts to cause a registration statement covering all of the Registrable Securities that such holders have requested to be registered to become effective under the Securities Act (an "Incidental Registration").

                  (b) PRIORITY ON INCIDENTAL REGISTRATION. If an Incidental Registration pursuant to this Section 4.3 involves an underwritten offering and the managing underwriter of such underwritten offering shall advise the Company in writing that, in such underwriter's opinion, the amount of securities requested to be included in such Incidental Registration, would adversely affect the offering and sale (including price) of such securities, then the Company will include in such Incidental Registration, the number of securities that the Company is so advised can be sold in such offering, in the following priority:

                  (A) Prior to the consummation of a Strategic Investment:

                           (i) first, all the securities of the Company which
                  the Company proposes to sell for its own account;

                           (ii) second, all Registrable Securities requested to
                  be sold pursuant to this Section 4.3; and

                           (iii) third, any other securities requested to be
                  included in such Registration, in such manner as the Company may determine.

                  (B) Following the consummation of a Strategic Investment:

                           (i) first, all the securities of the Company which
                  the Company proposes to sell for its own account;

                           (ii) second, all Registrable Securities requested to
                  be sold pursuant to this Section 4.3 and any Securities requested to be sold by Northland or Geib, determined on a PRO RATA basis; and

                           (iii) third, any other securities requested to be
                  included in such Registration, in such manner as the Company may determine.

                  (c) EXPENSES. All Registration Expenses incurred in connection with any Incidental Registration shall be borne by the Company.

                  ss. 4.4. REGISTRATION PROCEDURES. In connection with the filing of any registration statement as provided in Section 4.2 or 4.3 of this Agreement, the Company shall use its best efforts to effect the Registration and sale of Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto, the Company will as expeditiously as possible:

                  (a) prepare and file with the Commission the requisite registration statement (including a prospectus therein) to effect such Registration and use its best efforts to cause such registration statement to become effective, provided that before filing such registration statement or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel before any such filing is made, and the Company will comply with any reasonable request made by such counsel to make changes in any information contained in such documents relating to such holders, and upon filing such documents, the Company shall promptly notify in writing such counsel of the receipt by the Company of any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such Registration and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until, in the case of
         Section 4.2, the termination of the period during which the Shelf Registration is required to be kept effective, or, in the case of
         Section 4.3, the earlier of such time as all of such securities have been disposed of and the date which is 180 days after the date of initial effectiveness of such registration statement;

                  (c) furnish to each holder of Registrable Securities included in a Registration hereunder and the underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendments thereto, and upon request, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statements (including each preliminary prospectus, complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as such holders and the underwriters may request (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

                  (d) register or qualify all Registrable Securities under such other securities or blue sky laws of such jurisdictions as the holders of Registrable Securities shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the securities owned by such holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph be obligated to be so qualified, or to consent to general service of process in any such jurisdiction, or to subject the Company to any material tax in any such jurisdiction where it is not then so subject;

                  (e) cause all Registrable Securities covered by such registration statement to be registered with or approved by such other government authority as may be necessary to enable such holder to consummate the disposition of such Registrable Securities;

                  (f) furnish to each holder of Registrable Securities included in a Registration hereunder a signed counterpart, addressed to such holders (and the underwriters, if any), of (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such Registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the holders of Registrable Securities, and (ii) a "cold comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, all as are customarily covered in opinions of issuer's counsel and in accountants' "cold comfort" letters delivered to the underwriters in underwritten public offerings of securities;

                  (g) immediately notify each holder of Registrable Securities included in a registration statement hereunder at any time when the Company becomes aware that a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of such holders promptly prepare and furnish to such holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (h) comply or continue to comply in all material respects with the Securities Act and the Exchange Act and with all applicable policies, rules and regulations of the Commission, as announced from time to time, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act, and not file any amendment or supplement to such registration statement or prospectus to which the Investor shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, having been furnished with a copy thereof at least five business days prior to the filing thereof;

                  (i) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                  (j) list all Registrable Securities covered by such registration statement on any securities exchange on which any shares of Common Stock are then listed;

                  (k) in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under such Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

                  (l) enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Investor shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

                  (m) cause its employees and personnel to use their best efforts to support the marketing of the Registrable Securities (including, without limitation, the participation in "road shows," at the request of the underwriters or the holders of Registrable Securities).

                  ss. 4.5. REQUESTED UNDERWRITTEN OFFERINGS. If requested by the underwriters for any Registration, the Company will enter into a customary underwriting agreement with such underwriters for such offering, which shall contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of this type, including indemnities to the effect and to the extent provided in Section 4.7 hereof. Each holder of Registrable Securities may be a party to such underwriting agreement and may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders. The Company will use its best efforts to ensure that the holders of Registrable Securities included in an underwritten registration hereunder shall not be required to (i) make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding such holder and such holder's intended method of distribution and (ii) undertake any indemnification or contribution obligations to the Company or the underwriters with respect thereto, except such indemnification or contribution obligations otherwise provided in Section 4.7 hereof.

                  ss. 4.6. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of any registration statement under the Securities Act, the Company will give one representative of the holders of Registrable Securities, its underwriters, if any, and their respective counsel, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the holders of Registrable Securities, such underwriters and their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  ss. 4.7. INDEMNIFICATIon. (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any Registrable Securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless the holders of such securities, their officers, directors, members, employees, agents, representatives, stockholders and general and limited partners and each Person who controls such holder (within the meaning of the Securities Act and Exchange Act) against any losses, claims, damages, liabilities, costs and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), joint or several, insofar as such losses, claims, damages, liabilities, costs and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon or are incurred in connection with, any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse such indemnified persons for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Company shall not be liable to a holder of Registrable Securities in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), costs or expense arises out of, is based upon or are incurred in connection with, an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder of Registrable Securities specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of each holder of Registrable Securities and shall survive the transfer of such securities by such holders.

                  (b) INDEMNIFICATION BY THE HOLDER OF REGISTRABLE SECURITIES. The Company may require, as a condition to including any Registrable Securities in any registration statement pursuant to Section 4.2 or Section 4.3, that the Company shall have received an undertaking satisfactory to it from each holder of Registrable Securities to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 4.7) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holders specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, or controlling person and shall survive the transfer of such securities by the holders of Registrable Securities; provided, however, that the obligation to indemnify will be individual, not joint and several, for each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 4.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 4.7, except to the extent that the indemnifying party is actually prejudiced by such failure to receive such notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and the indemnifying party shall not, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, a release from all liability in respect of such claim or litigation provided by the claimant or plaintiff to such indemnified party.

                  (d) CONTRIBUTION. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such expenses, losses, damages, liabilities or expenses, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in the proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 4.7(b) was available. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 4.7 shall be several and not joint.

                  ss. 4.8. RULE 144. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration, the Company shall:

                  (a) use its best efforts to facilitate the sale of the Registrable Securities to the public, without registration under the Securities Act, pursuant to Rule 144;

                  (b) make and keep public information available, as those terms are understood and defined in Rule 144 at all times;

                  (c) use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (d) deliver a written statement as to whether it has complied with such requirements of this section, to the holders of Registrable Securities upon any such holder's request.

                                    ARTICLE V
                                TAG-ALONG RIGHTS
                                ----------------

                  ss. 5.1. RIGHT TO PARTICIPATE IN SALE. (a) Subject to Section 5.5, if (i) prior to the consummation of a Strategic Investment, either Northland or Geib; (ii) following the consummation of a Strategic Investment, any of the Investor, Northland or Geib; or (iii) following the consummation of a Strategic Investment, the Strategic Investor, propose to enter into an agreement to sell or otherwise dispose of for value (such sale or other disposition for value being referred to as a "Tag Along Sale") any shares of Common Stock in a Private Transaction then (x) in the case of clause (i), Northland or Geib shall afford the Investor; (y) in the case of clause (ii), the Investor, Northland or Geib shall afford to each other; and (z) in the case of clause (iii), the Strategic Investor shall afford the Investor the opportunity to participate proportionately in such Tag-Along Sale (the Person(s) being afforded the opportunity to participate proportionately in such Tag-Along Sale being referred to as the "Tag-Along Stockholders") in accordance with this Article 5.

                  (b) The number of shares of Common Stock that each Tag-Along Stockholder will be entitled to include in such Tag-Along Sale (the "Tag-Along Allotment") shall be determined by multiplying (i) the number of shares of Common Stock held by such Tag-Along Stockholder immediately prior to the consummation of the Tag-Along Sale Date (including shares of Common Stock issuable upon the conversion of the Preferred Stock) by (ii) a fraction, the numerator of which shall equal the number of shares of Common Stock of the Company proposed to be sold or otherwise disposed of pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of shares of Common Stock that are beneficially owned by (a) the Party proposing the Tag-Along Sale and (b) any other holder of shares of Common Stock that had the right to "tag-along" in the Tag-Along Sale (including shares of Common Stock issuable upon the conversion of the Preferred Stock) on the day immediately prior to the consummation of the Tag-Along Sale Date; provided, however, that in negotiating a Tag-Along Sale, the Party proposing the Tag-Along Sale shall provide (i) that the only representations, warranties or covenants which any Tag-Along Stockholder shall be required to make in connection with any Tag-Along Sale are representations and warranties with respect to its own ownership of the Common Stock to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims, its due organization, its due authorization, execution and delivery of the definitive purchase agreement (if applicable), enforceability of such purchase agreement against it and no conflicts of it with such purchase agreement, and (ii) that the liability of the Tag-Along Stockholder with respect to any representation and warranty made in connection with any Tag-Along Sale is the several liability of such Tag-Along Stockholder (and not joint with any other person) and that such liability is limited to the amount of proceeds actually received by such Tag-Along Stockholder; provided, however, that the foregoing shall not limit the obligations of such Tag-Along Stockholder, and such Tag-Along Stockholder hereby expressly agrees to be bound by and be subject to, any escrow or other holdback arrangement (on a PRO RATA basis based on the number of shares of Common Stock sold by such Tag-Along Stockholder in proportion to all shares of Common Stock sold in such Tag-Along Sale) provided for in the agreement relating to the Tag-Along Sale.

                  ss. 5.2. SALE NOTICE. The Party proposing the Tag-Along Sale shall provide each Tag-Along Stockholder and the Company with written notice (the "Tag-Along Sale Notice") not less than 30 days prior to the proposed date of the Tag-Along Sale (the "Tag-Along Sale Date"). Each Tag-Along Sale Notice shall be accompanied by a copy of any agreement relating to the Tag-Along Sale (if available) and shall set forth: (i) the name and address of each proposed purchaser of shares of Common Stock in the Tag-Along Sale; (ii) the number of shares of Common Stock proposed to be sold; (iii) the proposed amount and form of consideration to be paid for such shares of Common Stock and the terms and conditions of payment offered by each proposed purchaser; (iv) the aggregate number of shares of Common Stock held of record by the Party proposing the Tag-Along Sale as of the close of business on the day immediately preceding the date of the Tag-Along Notice (the "Tag-Along Notice Date"); (v) the Tag-Along Stockholder's Tag-Along Allotment assuming the Stockholder elected to sell the maximum number of shares of Common Stock possible; (vi) confirmation that the proposed purchaser has been informed of the "Tag-Along Rights" provided for herein and has agreed to purchase shares of Common Stock from any Tag-Along Stockholder in accordance with the terms hereof; and (vi) the Tag-Along Sale Date.

                  ss. 5.3. TAG-ALONG NOTICE. Any Tag-Along Stockholder wishing to participate in the Tag-Along Sale shall provide written notice (the "Tag-Along Notice") to the Party proposing the Tag-Along Sale no less than 15 days prior to the Tag-Along Sale Date. The Tag-Along Notice shall set forth the number of shares of Common Stock that such Tag-Along Stockholder elects to include in the Tag-Along Sale, which shall not exceed such Tag-Along Stockholder's Tag-Along Allotment. The Tag-Along Notice shall also specify the aggregate number of additional shares of Common Stock held by such Tag-Along Stockholder as of the day immediately preceding the Tag-Along Notice Date, if any, that such Tag-Along Stockholder desires to include in the Tag-Along Sale ("Additional Shares") in the event that there is any under subscription for Tag-Along Allotments by the Tag-Along Stockholders. If such is the case, the unsubscribed Tag-Along Allotments shall be allocated to the Tag-Along Stockholders specifying Additional Shares, respectively (the "Over-Subscribing Tag-Along Stockholders"), which allocation shall be on a PRO RATA basis among all such Over-Subscribing Tag-Along Stockholders in accordance with the number of Additional Shares specified by such Over-Subscribing Tag-Along Stockholders in their Tag-Along Notice. The Tag-Along Notice given by any Tag-Along Stockholder shall constitute such Tag-Along Stockholder's binding agreement to sell the shares of Common Stock specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; provided, however, that in the event that there is any material change in the material terms and conditions of such Tag-Along Sale applicable to the Tag-Along Stockholder (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag-Along
Sale) after such Tag-Along Stockholder gives it Tag-Along Notice, then, notwithstanding anything herein to the contrary, the Tag-Along Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its shares of Common Stock affected thereby. If the proposed purchases does not consummate the purchase of all of the shares of Common Stock requested to be included in the Tag-Along Sale by any Tag-Along Stockholder on the same terms and conditions applicable to the Party proposing the Tag-Along Sale (except as otherwise provided herein), then the Party proposing the Tag-Along Sale shall not consummate the Tag-Along Sale of any of its shares of Common Stock to such purchaser, unless the shares of the Party proposing the Tag-Along Sale and the Tag-Along Stockholders are reduced or limited PRO RATA in proportion to the respective number of shares of Common Stock actually sold in any such Tag-Along Sale and all other times and conditions of the Tag-Along Sale are the same for the Party proposing the Tag-Along Sale and the Tag-Along Stockholders, subject to the provisions set forth in Section 5.1.

                  If a Tag-Along Notice from any Tag-Along Stockholder is not received by the Party proposing the Tag-Along Sale prior to the 15 day period specified above, the Party proposing the Tag-Along Sale shall have the right to consummate the Tag-Along Sale without the participation of such Tag-Along Stockholder, but only on terms and conditions which are no more favorable in any material respect to the Party proposing the Tag-Along Sale (and in any event, at no greater a purchase price) than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within 90 days of the Tag-Along Sale Date. If such Tag-Along Sale does not occur within such 90 day period, the shares of Common Stock that were to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the restrictions contained in this Agreement.

                  ss. 5.4. DELIVERY OF CERTIFICATES. On the Tag-Along Sale Date, each Tag-Along Stockholder shall deliver a certificate or certificates for the shares of Common Stock to be sold in connection with the Tag-Along Sale, duly endorsed for transfer with signatures guaranteed, to the purchaser in the manner and at the address indicated in the Tag-Along Notice against delivery of immediately available funds in the amount of the purchase price for such shares of Common Stock.

                  ss. 5.5. EXEMPT TRANSFERS. The provisions of this Article 5 shall not apply:

                         (i) to any sale or other disposition to any corporation
or business entity a majority of the capital stock or other ownership interests of which are owned by the Person proposing the sale or other disposition;

                         (ii) to any sale or other disposition contemplated by
Section 6.4;

                         (iii) to any sale or transfer by an individual as a
gift or gifts during such individual's lifetime to such individual's spouse, children, grandchildren or a trust or other legal entity for the benefit of any such individual or any of the foregoing; provided, however that such individual retains voting control of the Common Stock so transferred;

                         (iv) to any sale or other disposition (a) pursuant to
and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the Person effecting the sale or other disposition, or (b) pursuant to a sale of all or substantially all of the stock or assets of such Person; and

                         (v) to any sale or other disposition to LAIF made by
the Investor.

                  A sale or other disposition for value shall be exempt from the provisions of this Section 5 if any one of the above listed exemptions in applicable.

                  ss. 5.6. NO WAIVER. Any election in any instance by a Stockholder not to exercise its rights to participate in a Tag-Along Sale under this Article 5 shall not constitute a waiver of such rights with respect to any other proposed sale of shares of Common Stock which would trigger such rights.

                                   ARTICLE VI
                                OTHER AGREEMENTS
                                ----------------

                  ss. 6.1. BOARD OBSERVER. (a) For so long as the Preferred Stock and Converted Common Stock represent more than 2.0% of the outstanding Common Stock of the Company determined on the basis that all convertible or exchangeable securities (including the Preferred Stock) shall be deemed to be converted and/or exchanged, the Investor shall have the right to designate an individual who will be an observer (who will be a representative of either the Investor or LAIF), and shall be entitled to be present, at each meeting of the Board and each committee of the Board (the "Board Observer").

                  (b) The Board Observer will have the right to attend each meeting of the Board and to attend each meeting of each committee of the Board. Any such attendance may be by teleconference. No meeting of the Board or any committee thereof may be conducted by teleconference if all participants therein cannot hear all other participants. The Company shall provide the Board Observer with (i) copies of all actions taken by written consent of the Board and/or any committee thereof promptly after the execution thereof and copies of all minutes of meetings of the Board and/or any committee thereof or the stockholders promptly after they are prepared, (ii) simultaneously with any distribution to directors of the Company or any members of any committee of the Board, copies of all materials that are distributed to such directors or members (including requests for actions by written consent) and (iii) to the extent possible using its best efforts, written notice at least one week prior to any meeting of the Board or any committee of the Board that such Board Observer is entitled to attend, provided, HOWEVER, that, in any case, the Board Observer shall receive notice of any meeting of the Board or any committee of the Board that such Board Observer is entitled to attend no later than any director of the Company. The Investor shall, and shall use its reasonable best efforts to cause the Board Observer and LAIF to, hold in confidence (unless compelled to disclose by judicial or administrative process or by other requirements of law) all confidential documents and information concerning the Company received by the Board Observer in his or her capacity as such and reported to the Investor and LAIF. The Investor shall, and shall use its reasonable best efforts to cause the Board Observer and LAIF to, refrain from using any information concerning the Company received by the Board Observer in his or her capacity as such and reported to the Investor and LAIF for any purpose other than the evaluation of any investment in the Company.

                  (c) The Company shall reimburse the Board Observer for all out-of-pocket expenses incurred in connection with or relating to any meeting of the Board or any committee thereof.

                  ss. 6.2. ACCESS AND DISCLOSURE. In connection with the possible purchase by AIG-GE Capital Latin American Infrastructure Fund L.P. ("LAIF") of up to 50.0% of the Preferred Stock from the Investor, the Company agrees that for a period of 30 days after the Closing Date it shall cause its Subsidiaries to, upon reasonable notice and during normal business hours, afford LAIF and its employees, accountants, agents and representatives reasonable access to their books and records and those of their respective Subsidiaries in order that LAIF may have the opportunity to make such investigations as it shall desire of the affairs of such Subsidiaries.

                  ss. 6.3. STRATEGIC INVESTOR BOUND. The Company agrees that it shall be a condition of any Strategic Investment that the Strategic Investor agree to be bound by the provisions of this Agreement applicable to the Strategic Investor

                  ss. 6.4. PARTICIPATION IN STRATEGIC INVESTMENT. (a) NOTIFICATION AND INCLUSION. Other than in connection with a Strategic Investment the consummation of which occurs within nine months of the Closing Date, the Company shall provide the Investor with written notice (the "Strategic Investment Notice") not less than 30 days prior to the proposed date of the consummation of the Strategic Investment (the "Strategic Investment Date"). The Strategic Investment Notice shall be accompanied by a copy of any purchase agreement relating to the Strategic Investment (if available) and shall set forth: (i) the name and address of the proposed Strategic Investor; (ii) the number of shares of Common Stock proposed to be issued; (iii) the proposed amount and form of consideration to be paid for such shares of Common Stock and the terms and conditions of payment offered; (iv) confirmation that the proposed Strategic Investor has been informed of the rights provided for herein and has agreed to purchase shares of Common Stock from the Investor in accordance with the terms hereof in priority to any Common Shares to be issued by the Company; and (v) the Strategic Investment Date. The Company agrees that in negotiating the Strategic Investment it shall ensure that the documentation relating to the Strategic Investment shall provide (i) that the only representations, warranties or covenants which the Investor shall be required to make in connection with a sale contemplated herein are representations and warranties with respect to its own ownership of the Common Stock to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims, its due organization, its due authorization, execution and delivery of the definitive purchase agreement (if applicable), enforceability of such purchase agreement against it and no conflicts of it with such purchase agreement, and (ii) that the liability of the Investor with respect to any representation and warranty made in connection with any sale contemplated herein is limited to the amount of proceeds actually received by the Investor.

                  (b) NOTICE OF PARTICIPATION. The Investor shall provide written notice (the "Participation Notice") to the Company of its desire to sell Common Stock to the Strategic Investor no less than 15 days prior to the Strategic Investment Date. The Participation Notice shall set forth the number of shares of Common Stock that the Investor elects to include in the sale to the Strategic Investor. The Participation Notice shall constitute the Investor's binding agreement to sell the shares of Common Stock specified in the Participation Notice on the terms and conditions applicable to the Strategic Investment; provided, however, that in the event that there is any material change in the material terms and conditions of such Strategic Investment applicable to the Investor (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Strategic Investment) after the Investor gives its Participation Notice, then, notwithstanding anything herein to the contrary, the Investor shall have the right to withdraw from participation in the Strategic Investment with respect to all of its shares of Common Stock affected thereby.

                  (c) FAILURE TO DELIVER PARTICIPATION NOTICE. If a Participation Notice is not received by the Company prior to the 15 day period specified above, the Company shall have the right to consummate the Strategic Investment without the participation of the Investor, but only on terms and conditions which are no more favorable in any material respect to the Investor (and in any event, at no greater a purchase price) than as stated in the Strategic Investment Notice and only if such Strategic Investment is consummated on a date within 90 days of the Strategic Investment Date.

                  (d) DELIVERY OF CERTIFICATES. On the Strategic Investment Date, the Investor shall deliver a certificate or certificates for the shares of Common Stock to be sold in connection with the Strategic Investment, duly endorsed for transfer with signatures guaranteed, to the Strategic Investor in the manner and at the address indicated in the Strategic Investment Notice against delivery of immediately available funds in the amount of the purchase price for such shares of Common Stock.

                                   ARTICLE VII
                                  MISCELLANEOUS
                                  -------------

                  ss.7.1 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

                  ss.7.2 CAPTIONS. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

                  ss.7.3 NOTICES. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows:

                  if to the Company:

                           FirstCom Corporation
                           220 Alhambra Circle
                           Suite 910
                           Coral Gables, Florida 33134
                           Attention:  Douglas G. Geib II
                           Chief Financial Officer
                           Telephone:  (305) 448-4422
                           Telecopier:  (305) 448-2636

                           With a copy to:

                           Baker & McKenzie
                           1200 Brickell Avenue
                           Suite 1900
                           Miami, Florida 33131
                           Attention:  Andrew Hulsh, Esq.
                           Telephone:  (305) 789-8985
                           Telecopier:  (305) 789-8953

                  and if to the Investor:

                           c/o GE Capital Services
                           Structured Finance Group, Inc.
                           120 Long Ridge Road
                           Stamford, Connecticut 06927
                           Attention:  Portfolio - Operations
                           Telephone:  (203) 357-3735
                           Telecopier:  (203) 961-2017

                           with a copy to its counsel,

                           White & Case LLP
                           1155 Avenue of the Americas
                           New York, New York 10036
                           Attention:  Frank L. Schiff, Esq.
                           Telephone:  (212) 819-8200
                           Telecopier:  (212) 354-8113

                  and if to Northland and/or to Geib, to such individual "care of" the Company at the address set forth above for the Company.

or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall be deemed to have been given upon automatic confirmation of receipt by the receiving machine if sent by telecopier, upon delivery if delivered in person, and upon mailing if mailed.

                  ss.7.4 PARTIES IN INTEREST. The Company may not transfer, assign or pledge any of its rights in, or otherwise grant any rights to any Person in, this Agreement. Each of Northland and Geib may transfer any of his rights hereunder in whole or in part pursuant to a Private Transaction. The Investor may transfer any of its rights hereunder in whole or in part pursuant to a Private Transaction except for the rights set out in Section 6.1 which may not be transferred and the rights set out in Article II and Article III which may only be transferred to a 25% Holder. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

                  ss.7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

                  ss.7.6 ENTIRE AGREEMENT. This Agreement, the Certificate of Designation and the Securities Purchase Agreement, including the exhibits, schedules, and other documents referred to herein and therein which form a part hereof and thereof, and the Side Letter dated June 30, 1999 between the Company, the Investor and LAIF contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement, the Certificate of Designation and the Securities Purchase Agreement supersede all prior agreements and understandings between the Parties with respect to such subject matter.

                  ss.7.7 AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by the Parties hereto.

                  ss.7.8 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

                  ss.7.9 THIRD PARTY BENEFICIARIES. Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto (and, in the case of the Investor, its transferees) and those Persons entitled to indemnification pursuant to Article IV hereof.

                  ss.7.10 JURISDICTION. (a) Each of the Parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York or in the United States Southern District Court of New York, as the Party bringing such action or proceeding may elect and each of the Parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Party. Each Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party, at its address for notices set forth in Section 7.3, such service to become effective 10 days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective Parties to this Agreement.

                  (b) To the fullest extent permitted by applicable law, each of the Parties hereto hereby irrevocably waives the objection which it may not or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any of the Courts referred to in Section 7.10(a) and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

                  (c) The Parties hereto agree that any judgment obtained by any Party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such Party (or its successors, or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

                                    * * * * *

                  IN WITNESS WHEREOF the Investor has signed this Investor Rights Agreement and the Company has caused its corporate name to be hereunto subscribed by its officers thereunto duly authorized, and each of Northland and Geib have signed this Agreement in their individual capacities all as of the day and year first above written.

                                     FIRSTCOM CORPORATION

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     SFG-N INC.

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                      ------------------------------------------
                                      PATRICIO E. NORTHLAND


                                      ------------------------------------------
                                      DOUGLAS G. GEIB II